SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C., 20549

                                    FORM 8-K


                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




          Date of report (Date earliest event reported) March 16, 1999


                             RADAR RESOURCES, INC.
             (Exact Name of Registrant as Specified in its Charter)


     033-55254-19                                    87-0434285
(Commission File Number)                 (IRS Employer Identification No.)

                      885 Third Avenue, New York, NY 10019
                (Address of Principal Executive Offices) (Zip Code)


                                  212-829-5777
              (Registrant's Telephone Number, Including Area Code)


           3098 S Highland Drive, Suite 460, Salt Lake City, UT 84106 (Former Name or Former Address, if Changed Since Last Report)

                               REPORT OF FORM 8-K
                       SECURITIES AND EXCHANGE COMMISSION


ITEM 2.  Business Combination

         On March 16, 1999 Radar Resources, Inc. (the "Company" or "Radar") signed a definitive Merger Agreement (the "Agreement") to effect a business combination with Vianet Technologies, Inc. ("Vianet"). The transaction will be accounted for as a merger and accordingly the Company will include the results of Vianet from the date of the merger.

Summary of the acquisition

         On March 16, 1999 the Company entered into a Merger Agreement with Vianet under the terms of which Vianet and Vianet will merge with and into Radar (the "Merger"). Subject to the terms and conditions of this Merger Agreement, the Company will to issue to the shareholders of Vianet, four shares of fully paid and nonassessable Radar shares of common stock, $.001 per value par share in exchange for each share of Vianet's outstanding capital stock. All shares of Vianet's Series A convertible preferred stock issued and outstanding immediately prior to the merger will be deemed to have been converted into an aggregate of 250,000 shares of Vianet's common stock. Accordingly, the Company will issue an aggregate of 2,400,000 common shares to the holders of Vianet common stock and Series A convertible preferred stock. Upon completion of the Merger the Company will have an authorized capital of 100,000,000 shares of the par value of $0.001 each of which 3,400,000 shares will be issued and outstanding. As part of the merger, the Company will change its anme to Vianet Technologies, Inc., a Nevada corporation ("New Vianet").

The Business of Vianet

Vianet was formed under the Laws of Delaware on March 20, 1998 initially to acquire Develcon Electronics Ltd., an Ontario, Canada corporation ("Develcon") and a license for SPS Technology ("SPS"). SPS is a technology developed to exploit the convergence of telecommunications and data transmission methods. SPS allows a true quality of service delivery of voice, video and data over the Internet through bandwidth management. Vianet plans to integrate the SPS technology into Develcon's product lines and to develop other adaptations to further expand Develcon's product's capabilities.

Pursuant to the proposed transaction to acquire Develcon, Vianet plans on issuing shares of its common stock in exchange for 100% of Develcon's stock as more fully described below. The result will be that Develcon will become a wholly owned subsidiary of Vianet. Develcon is publicly traded on the Toronto Stock Exchange (symbol DLC) and is a global provider of enterprise network solutions and LAN/WAN connectivity - see below "Business of Develcon"

Acquisition of Develcon

On February 26, 1999 Vianet entered into an Arrangement Agreement (the "Arrangement") with Develcon as described below. As part of the Arrangement New Vianet has acceded to the rights of Vianet in the Arrangement.

Details of the Arrangement

         Under the terms of the Arrangement, Develcon will amalgamate with a specially formed subsidiary of Develcon ("Subco") and New Vianet will acquire all of the outstanding Develcon Shares through an exchange of shares pursuant to which holders of the outstanding Develcon Shares will receive one Vianet Share for each 123 Develcon Share held by them (the "Exchange Ratio"). The Exchange Ratio is based on a nominal price for Vianet common stock of US$4.00 per share
(the price at which Vianet recently issued common stock on an arm's length basis), a price of C$0.05 per common share of Develcon and a currency exchange rate of C$1.00= US$0.65.

         The amalgamated Develcon ("Amalco") will be a wholly owned subsidiary of New Vianet and will carry on business under the name Develcon Electronics Ltd. Shareholders of Develcon will have no direct ownership interest in Amalco. All the assets and liabilities of Develcon and Subco will become the assets and liabilities of Amalco upon the Arrangement. Subco was incorporated for the sole purpose of amalgamating with Develcon under the Arrangement, has not carried on any business and has no material assets or liabilities.

         Under the Arrangement, the convertible debentures of Develcon ("Convertible Debentures") will be converted into Develcon Shares, which will be exchanged for New Vianet Shares, so that holders of Convertible Debentures will receive 0.04875 of a New Vianet Share for each C$1.00 principal amount of Convertible Debentures held by them. All interest on the Convertible Debentures accrued but not paid as of the Effective Date will be forgiven.

         Holders of Convertible Debentures and holders of Develcon Shares who receive 2,000 or more New Vianet Shares under the Arrangement will be subject to resale restrictions with respect to such New Vianet shares received by them. Under the resale restrictions, such holders will be entitled to dispose of 20% of their New Vianet Shares received under the Arrangement from and after the Effective Date and will be entitled to dispose of an additional 20% of their Vianet Shares received under their Arrangement during each successive six month period from the Effective Date.

         The outstanding options and warrants to purchase Develcon Shares will be exchanged for options and warrants to purchase that number of New Vianet shares which the holder would have received under the Arrangement had the holder exercised his or her options and/or warrants to purchase Develcon Shares immediately before the Effective Date. The exercise price of the outstanding options and warrants will be appropriately adjusted based on the Exchange Ratio.

Support of Arrangement Proposal

         New Vianet and Develcon have agreed to cooperate with each other and take all actions necessary or advisable to permit the completion of the Arrangement. Develcon has agreed that it will not, directly or indirectly, solicit or encourage the initiation of any inquires or proposals, regarding any merger, amalgamation, arrangement, take-over bid, sale of substantial assets, sale of treasury shares or similar transactions or any financings which individually or in aggregate are in excess of C$1,000,000 involving Develcon or any of its subsidiaries (an "Acquisition Proposal") subject to the fiduciary obligations of the Board of Directors of Develcon to respond, under certain circumstances, to the unsolicited Acquisition Proposal, under certain circumstances, determined to be more favourable to the Shareholders than the Arrangement (an "Alternative Proposal").

Mutual Conditions

         The obligations of each of New Vianet and Develcon to complete the Arrangement are subject to the fulfilment of the following conditions (other than conditions which have been previously satisfied or waived) among others:
         (i) the Board of Directors of Develcon will be required to recommend approval of the Arrangement to the securityholders and the debenture-holders in an information circular to be sent to such holders in connection with the Arrangement, subject to there being no Alternative Proposal and the receipt by the Board of Directors of Develcon of a fairness opinion advising that the relevant aspects of the Arrangement are fair from a financial point of view to the securityholders and the debentureholders;

         (ii) the Arrangement and such amendments to the Convertible Debentures and related trust indenture as may be necessary to give effect to the Arrangement shall have been approved by holders of the required majority of the principal amount of the Convertible Debentures in compliance with the terms of the Convertible Debentures and in compliance with applicable law;

         (iii) no judgment or order shall have been issued by any regulatory authority or governmental agency, no action, suit or proceeding shall have been threatened or taken by any person, and no law, regulation or policy shall have been proposed, enacted, or promulgated or applied,

                  (A) which could reasonably be expected to have the effect of cease trading, enjoining, prohibiting or imposing material limitations or conditions on the completion of the Arrangement, or

                  (B) that, if the Arrangement were completed, could reasonably be expected to be materially adverse to either New Vianet, Subco, Develcon or its subsidiaries;

         (iv) each of the Develcon and New Vianet shall have received a legal opinion from counsel to the other party, in form and substance acceptable to it, acting reasonably, as to certain matters; the issue of common shares of New Vianet pursuant to the Arrangement is exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended; subject to obtaining such rulings, consents and approvals and making such filings and payments as may be necessary or desirable, the issuance by Vianet of Vianet Shares to the Security-holders and Debentureholders under the Arrangement and the issuance by New Vianet of New Vianet Shares pursuant to the exercise on or after the Effective Date of options or warrants issued to holders of Existing Options pursuant to the Arrangement are exempt from the registration and prospectus requirements of those Provinces of Canada in which holders thereof reside at the time of the Arrangement and the first trade of New Vianet Shares received by such holder will not be subject to any statutory hold period under the Canadian provincial securities legislation where such holder resides, provided that such first trade is made in compliance with the provisions of such legislation, that such holder is not a "control person" and that no unusual effort is made to prepare the market for any such sale or create a demand for such securities and no extraordinary commission or consideration is paid in respect of the trade;

         (vii) each of the Develcon and New Vianet shall effect or cause to be effected all necessary or advisable registrations, filings and submissions in connection with the Arrangement and the Loan and in compliance with applicable legislation (including filings, if any, required by the Investment Canada Act (Canada)); (viii) each of the Develcon and New Vianet shall obtain, prior to the Effective Date, all licences, consents, approvals, authorizations and orders of Agencies as may be necessary or desirable for the consummation of the Arrangement;
         (ix) all necessary corporate actions shall have been taken by each of Develcon and New Vianet to authorize the Arrangement; (x) each of Develcon and Vianet shall have performed in all material respects the obligations to be performed by it under the Arrangement Agreement on or before the Effective Date; and the representations and warranties made by each of Develcon and New Vianet in the Arrangement Agreement shall be true and correct in all respects on and as of the Effective Date.

Conditions in Favour of New Vianet

         The obligations of New Vianet to complete the Arrangement are subject to the fulfilment, or the waiver by New Vianet, of certain additional conditions (other than conditions which have been previously satisfied or waived), including:
         (i) all documents to be entered into to give effect to the Arrangement shall be in form and substance satisfactory to New Vianet, acting reasonably;

         (ii) New Vianet shall have conducted and completed its investigation of Develcon and its subsidiaries, their respective businesses and assets, and New Vianet, in its sole discretion, shall have been satisfied with the results of such investigation and shall not have determined, acting reasonably, not to proceed with the Arrangement on the basis of such investigation;

         (iii) there shall not have been any change, condition, event or occurrence that, individually or in the aggregate, has been, or could reasonably be expected to be, materially adverse to Develcon and there shall not have been any change, condition, event or occurrence beyond the control of New Vianet or Subco that, individually or in the aggregate, has been, or could reasonably be expected to be, materially adverse to New Vianet or Subco; and

         (iv) the holders of not more than 2% of the outstanding Develcon Shares (after conversion of the Convertible Debentures into Develcon Shares as contemplated by the Arrangement) and no other holder of securities of the Develcon have exercised dissent rights with respect to the Arrangement.


Conditions in Favour of Develcon

         The obligations of Develcon to complete the Arrangement are subject to the fulfillment, or the waiver by Develcon, of the following conditions (other than conditions which have been previously satisfied or waived), among others, in addition to the conditions set out under the heading "Mutual Conditions":

         (i) there shall not have been any change, condition, event or occurrence that, individually or in the aggregate, has been, or could reasonably be expected to be, materially adverse to New Vianet or Subco; and

         (ii) on or prior to the Arrangement, a current director of the board of directors of Develcon shall be elected to serve on the board of directors of New Vianet for a period of not less than one year.

Representations and Warranties

         The Arrangement contains various representations and warranties of New Vianet and Develcon relating to, among other things, the following matters (which representations and warranties are subject, in certain cases, to specified exceptions): the organization and good standing of the relevant party affecting the relevant party; the authority of the relevant party to enter into and perform its obligations under the Arrangement and the binding effect of the Arrangement on the relevant party; absence of certain changes affecting the relevant party; the absence of litigation involving the relevant party; compliance by the party with its constating documents, agreements to which it is subject and applicable law; the accuracy of the financial statements and disclosure documents; the title to its assets; the status of material agreements to which the relevant party is subject; and to the effect that the relevant party has made full disclosure regarding its business.

         In addition, Develcon made representations and warranties relating to the following matters (which representations and warranties are subject, in certain cases, to specified exceptions: its status as a reporting issuer or the equivalent under, and compliance with, applicable securities laws and stock exchange requirements; and certain tax, environmental and intellectual property matters affecting Develcon.


Competing Offer

         Develcon has agreed to notify New Vianet if it receives an Acquisition Proposal and covenanted that, if any particular Acquisition Proposal would result in a transaction more favourable to Develcon's shareholders than the Arrangement, the Develcon will not enter into any agreement regarding such an Alternative Proposal (the "Proposed Alternative Transaction") without providing New Vianet an opportunity to amend the Arrangement to provide for similar or equivalent terms to those included in the Proposed Alternative Transaction.
Develcon has agreed that, if the Board of Directors of Develcon approves or recommends to Develcon's shareholders or Develcon enters into any agreement regarding a Proposed Alternative Transaction prior to the Closing Date, or Develcon consummates any transactions relating to an Acquisition Proposal prior to August 12, 1999, then Develcon is required to pay New Vianet a fee of C$1,000,000.

Termination of Arrangement Agreement

         The Arrangement may be terminated by Develcon or New Vianet at any time before the Effective Date: (i) with the written agreement of the other party;
(ii) if the Arrangement has not been completed by April 23, 1999 or such earlier or later date as may be mutually agreed to by Vianet and Develcon (the "Closing Date"); or (iii) if it becomes apparent that one or more of the conditions for the benefit of the terminating party cannot be satisfied and will not be waived by the terminating party prior to the Closing Date. New Vianet may also terminate the Arrangement if the Board of Directors of Develcon votes in favour of an Alternative Proposal prior to the Closing Date or any senior officer of Develcon expresses his support for an Alternative Proposal prior to the Closing Date. Develcon may also terminate the Arrangement upon the payment to Vianet of C$1,000,000 in the circumstances described above under the heading "The Arrangement Agreement - Competing Offer" and the repayment of all amounts owing by Develcon to New Vianet at the time of termination (including the indebtedness of the Develcon to Jeremy Posner which was assigned by Jeremy Posner, a director of New Vianet, to New Vianet, which indebtedness is evidenced by a Promissory
Note issued by the Develcon to Jeremy Posner in the principal amount of US$530,000 and dated December 12, 1997).

         Except for the payment obligations of Develcon described above under the heading "The Arrangement Agreement - Competing Offer" and except for certain confidentiality obligations of Develcon and Vianet, the terms of the Arrangement would become void and of no force and effect upon its termination and there would be no liability on the part of any party or their respective officers and directors except to the extent that any such party is in default of any of its obligations under the Arrangement.

Interim Financing Transaction

         In accordance with the Arrangement, on February 26, 1999 Vianet loaned C$1,500,000 to Develcon at the prime rate of interest of the Royal Bank of Canada plus 2% per annum (the "Loan"). The Loan has a term which expires on the earlier of (i) five years from the date of advance or (ii) repayment to Royal Bank Capital by Develcon of its loan of $1,500,000 to the Develcon dated November 2, 1995 or (iii) the occurrence of an "event of default", as defined in the loan agreement between Vianet and Develcon dated February 26, 1999.

         Prior to the Arrangement becoming effective, the Loan will rank in priority to all other secured indebtedness of the Develcon, other than the existing indebtedness of the Develcon secured by a charge against non-material portions of the assets of the Develcon and the operating line of credit provided to the Develcon by the Royal Bank of Canada in the maximum amount of C$500,000. Following the Arrangement becoming effective, unless and until Vianet enters into such transactions or arrangement pursuant to which it will receive equity from Amalco equal to all amounts outstanding under all loans from Vianet to the Develcon (including interest thereon), the loans from Vianet to the Develcon (including interest thereon) will be postponed and subordinated to the existing loans from each of EMAC Limited and Royal Bank Capital to Develcon.

         The principal amount of the Loan and the interest then outstanding will become immediately due and payable if Develcon consummates any transactions relating to an Acquisition Proposal within the term of the Loan and before completion of the Arrangement.

Certain conditions to the completion by Vianet of the Loan were met, including the following:

         (a) all secured creditors of the Develcon, other than Royal Bank of Canada and entities holding charges against non-material portions of the assets of the Develcon agreed in writing that Vianet's security in respect of the Loan ranks in advance of their secured indebtedness from the Develcon;
         (b) the payment terms of the secured loan made by Neil Jamieson to Develcon evidenced by a promissory note issued by the Develcon in favour of Neil Jamieson in the principal amount of C$750,000 dated December 2, 1997 were rescheduled; and
         (c) Develcon obtained written agreements to the Arrangement from the holders of at least 25 million Common Shares, from the holders of at least 75% of the principal amount of the Convertible Debentures and from certain holders of Existing Options.

The Plan of Arrangement

         The Plan of Arrangement provides for, among other things, the mechanics for the implementation of the Arrangement.

         The Plan of Arrangement provides that no fractional New Vianet Shares will be issued in connection with the Arrangement. In lieu of the issuance of fractional Vianet Shares, each person who would otherwise be entitled to receive a fraction of a share of New Vianet common stock, will be paid by check an amount in Canadian dollars equal to that obtained by multiplying such fractional New Vianet Share entitlement by the quotient of 4 divided by 0.65 (subject to adjustment, in certain circumstances).

         Upon completion of the Merger and the Arrangement with Develcon, New Vianet will own 100% of the outstanding capital of Develcon. The following is a description of Develcon's business:

Business of Develcon

     Develcon is a global provider of enterprise network solutions and LAN/WAN connectivity. Develcon designs high quality products and implements innovative services based on a wide range of flexible and modular communications platforms that deliver extremely efficient and cost effective networks. Develcon products seamlessly integrate diverse LAN, legacy and voice applications using technologies such as frame relay, ISDN, PPP and packet switching. Telephone companies, PTT's, Internet Service Providers and public network carriers around the world have adopted Develcon solutions to provide network infrastructure, edge switching and multi-protocol network access. Large public and private organizations use Develcon products for end to end enterprise applications and to access the Internet, corporate Intranets and public frame relay services.

Competition

         Develcon deals with two primary competitive arenas. The first is the traditional edge switching LAN/WAN market with dominant forces such as CISCO Systems, Ascend, 3Com, Cabletron, The second is caused by the company's interest in expanding its products with traditional telco features involving voice interfaces such as those marketed by Ericcson, Motorola, Nortel, Lucent, Alcatel, Siemens, etc.

         New Vianet intends to compete by providing a more effective convergence of the telco and data worlds. The convergence will leverage the current gaps in the market with effective integrations of protocols such as SS7 with applications such as Voice over IP using algorithms such as SPS. The company also intends to compete more effectively on the low end of Develcon's current product line by leveraging the SPS technology to provide quality of service policing features that are not currently available in the market.

Patents and Proprietary Technology

      SPS License - New Vianet has obtained a license for the SPS technology NewCom Technologies, Inc. The license entitles Vianet to use certain intellectual property rights. This license includes any patents associated with the SPS technology along with the current preferred embodiment of the patent. This embodiment is a hardware/firmware implementation that provides the IP protocol-policing algorithm required to execute the SPS bandwidth management scheme. The license provides Vianet with all of the source code and documentation required to allow the company to integrate the technology into its products. The license provides for quarterly updates from NewCom of the hardware/firmware. The current embodiment provides for a field programmable gate array capable of supporting two 100 megabit ethernet interfaces, switching IP packets between them at wireline rates while providing the SPS policing and queuing algorithm.

      Develcon - Due to the rapid technological change which is characteristic of the data communications industry, Develcon has generally not sought patent protection for its products. While certain of Develcon's products are either not patentable, or would yield patents that are too easily circumventable to provide adequate protection, they are proprietary in that it takes many years of experience to develop the operating codes in an efficient and cost effective form. Develcon Management believes that innovative engineering and design are more important to its efforts to compete effectively and maintain pace with the rapid technological changes in the industry than the potential protection afforded by patents.

         Develcon has registered the "Develcon" and "DevelNet" trademarks in Canada and the "Develcon" trademark in the United States. Develcon has registered the "Athena" trademark in France, Germany and the Benelux countries and has applied for the registration of such trademark in Canada, the United States and the United Kingdom. Develcon has registered the "Orbitor" trademark in Canada and applied for its registration in the United States.

Employees

         As of March 16, 1999 Vianet had no full-time employees. Develcon has approximately 120 full time employees.

Facilities

         Develcon's operation occupies approximately 20,000 square feet in Toronto, Canada and Saskatoon, Canada which Vianet believes is adequate for both Vianet and Develcon's current needs.

ITEM 7.  Financial Statements and Exhibits

         (a)  Financial  statements  of  business  combination   -  Audited  and
         proforma financial statements will be filed within sixty days in accordance with Rules 3.05(b) B(4)(ii) of Regulation S-X.

         (b)  Exhibits:

              2(i) Merger Agreement dated March 16, 1999 by and between the Company and Vianet.

              2(ii) Arrangement Agreement dated February 26, 1999 between Vianet and Develcon.


                                  SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1933, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              RADAR RESOURCES, INC.
                                  (Registrant)





March 17, 1999                      BY:      /s/  PETER G. LEIGHTON
--------------                              ---------------------------
   (Date)                                          (Signature)
                                                Peter G. Leighton
                                              Chief Executive Officer

                                  EXHIBIT 2(i)
                                MERGER AGREEMENT

         THIS AGREEMENT is made this 16th day of March, 1999 by Radar Resources, Inc., a Nevada corporation ("Radar") and Vianet Technologies, Inc., a Delaware corporation ("Vianet").

RECITALS:

         THIS  AGREEMENT  contemplates  the merger of Vianet with and into Radar
(the  "Merger")  with  Radar  as  the  surviving   corporation  (the  "Surviving
Corporation").

         NOW, THEREFORE, in consideration of the mutual promises, covenants and representations contained in this agreement and for other consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:
                                    ARTICLE I

                             EXCHANGE OF SECURITIES

         1.01 The Merger. The "Effective Time" shall be the time at which Radar and Vianet file certificates of merger or other appropriate documents prepared and executed in accordance with the relevant provisions of the Delaware General Corporation Law (the "Certificate of Merger") with the Secretary of State of Delaware and Nevada General Corporation Law the Secretary of State of Nevada. The Merger shall have the effects set forth in Section 92A. 110 of the Nevada General Corporation Law.

         1.02     Issuance of Radar Shares.

                  (a) Subject to all of the terms and conditions of this Agreement, Radar agrees to issue to the shareholders of Vianet, four shares of fully paid and nonassessable shares of Radar common stock, $.001 per value ("Radar Common Stock") per share in exchange for each share of the outstanding Vianet capital stock (the "Conversion Ratio"). For purposes hereof, the parties will deem all shares of Vianet's convertible preferred stock issued and outstanding immediately prior to the Effective Time to have converted into an aggregate of 250,000 shares of Vianet common stock.

                  (b) Each share of Vianet capital stock held in Vianet's treasury immediately prior to the Effective Time, if any, and each share of Vianet capital stock owned beneficially by Radar, if any, shall be cancelled and retired without payment of any consideration therefor.

         1.03 Additional Action. The Surviving Corporation may, at any time after the Effective Time, take any action, including executing and delivering any document in the name and on behalf of either Radar or Vianet, in order to consummate the transactions contemplated by this Agreement.

         1.04     Options and Warrants.

                  (a) As of the Effective Time, all options to purchase shares of Vianet capital stock issued by Vianet pursuant to its stock option plans or otherwise ("Options"), whether vested or unvested, shall be assumed by Radar. Immediately after the Effective Time, each Option outstanding immediately prior to the Effective Time shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Option at the Effective Time, such number of shares of Radar Common Stock as is equal to the number of shares of Vianet capital stock subject to the unexercised portion of such Option multiplied by the Conversion Ratio (with any fraction resulting from such multiplication to be rounded up or down to the nearest whole number or, in the case of .5, to the nearest odd number). The exercise price per share of each such assumed Option shall be equal to the exercise price of such Option immediately prior to the Effective Time, divided by the Conversion Ratio. The term, exercisability, vesting schedule, status as an "incentive stock option" under Section 422 of the Internal Revenue Code of 1986 (as amended, the "Code"), if applicable, and all of the other terms of the Options shall otherwise remain unchanged.

                  (b) As soon as practicable after the Effective Time, Radar or the Surviving Corporation shall deliver to the holders of Options appropriate notices setting forth such holders' rights pursuant to such Options, as amended by this Section 1.04, and the agreements evidencing such Options shall continue in effect on the same terms and conditions (subject to the amendments provided for in this Section 1.04 and such notice).

                  (c) Radar shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Radar Common Stock for delivery upon exercise of the Options assumed in accordance with this Section 1.04. As soon as practicable after the Effective Time, Radar shall file a registration statement under the Securities Act of 1933 (as amended, the "Securities Act") with respect to all shares of Radar Common Stock subject to such Options that may be registered on such registration statement, and shall use its best efforts to maintain the effectiveness of such registration statement for so long as such Options remain outstanding.

                  (d) Radar shall assume, as of the Effective Time, all warrants to purchase shares of Vianet capital stock (the "Warrants"), subject to proportionate adjustment of the number of shares subject to the Warrant and the exercise price thereof in accordance with the Conversion Ratio.

                                   ARTICLE II

                    REPRESENTATIONS AND WARRANTIES OF VIANET

VIANET hereby represents and warrants that:

         2.01 Organization. Vianet is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has all necessary corporate powers to own its properties and to carry on its business as now owned and operated by it, is duly qualified to do business and is in good standing in any jurisdiction its business requires qualification.

         2.02 Capital. The authorized capital stock of Vianet consists of (a) 3,000,000 shares of common stock, of which 350,000 shares are currently issued and outstanding, and (b) 1,000,000 shares of convertible preferred stock, of which 250,000 shares are currently issued and outstanding. All of the issued and outstanding shares are validly issued, fully paid and non-assessable.

         2.03     Subsidiaries.  Vianet does not have any subsidiaries.

         2.04 Authority. The Board of Directors of Vianet authorized the execution of this Agreement and the consummation of the transactions contemplated herein and has full power and authority to execute, deliver and perform this Agreement.

         2.05 Ability to Carry Out Obligations. The execution and delivery of this Agreement by Vianet and the performance of its obligations hereunder in the time and manner contemplated will not cause, constitute or conflict with or result in (a) any breach of the provisions of any license, indenture, mortgage, charter, instrument, certificate of incorporation, by-law or other agreement or instrument to which it is a party or by which it may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation, or (c) an event that would result in the creation or imposition of any item, charge or encumbrance on any asset.

         2.06 Receipt of Revelant Information. Vianet has received from Radar financial and other information concerning Radar and it's promoters, officers and directors contained in Radar's Prospectus dated June 30, 1993, and Annual Report on Form 10-K for the year ending December 31, 1998, as filed with the Securities and Exchange Commission, and all other documents and information they have requested.

                                   ARTICLE III

                     REPRESENTATIONS AND WARRANTIES OF RADAR

Radar represents and warrants to Vianet as follows that:

         3.01 Organization. Radar is a corporation duly organized, validly existing, and in good corporate and tax standing under the laws of Nevada. Radar has all necessary corporate powers and authority to own properties and to carry on its business as now owned and operated by it, is duly qualified to do business and is in good standing in each of the jurisdictions where its business requires qualification. Radar has furnished to Vianet true and complete copies of its Certificate of Incorporation and By-laws, each as amended and as in effect on the date hereof. Radar is not in default under or in violation of any provision of its Certificate of Incorporation or By-laws.

         3.02 Capital. The authorized capital stock of Radar consists of 100,000,000 shares of $.001 par value common stock of which 1,000,000 shares are currently issued and outstanding. All of the issued and outstanding shares are validly issued, fully paid and non-assessable. All currently outstanding shares of Radar Common Stock have been issued in compliance with applicable federal and states securities laws. There are no outstanding options, warrants or other rights to purchase or acquire any shares of capital stock or other securities of Radar, or any commitments to issue the foregoing, and there are no outstanding securities convertible into or exchangeable for capital stock of Radar, or commitments to issue the foregoing.

         3.03 Subsidiaries. Radar has no subsidiaries and does not own any interest in any other enterprise, whether or not such enterprise is a corporation.


         3.04 Directors and Officers. Exhibit 3.04 to this Agreement contains the names and titles of all officers and directors of Radar as of the date of this Agreement.

         3.05 Financial Statements. Exhibit 3.05 to this Agreement includes Radar's audited financial statements as of December 31, 1998. The financial statements have been prepared in accordance with generally accepted accounting principles and practices consistently followed throughout the period indicated and fairly present the financial position of Radar as of the dates of the balance sheets included in the financial statements and the results of operations for the periods indicated.

         3.06  Absence  of  Changes.   Since  the  date  of  Radar's most recent
financial statements, there has not been any change in its financial condition or operations except for changes in the ordinary course of business.


         3.07 Absence of Undisclosed Liabilities. As of the date of Radar's most recent balance sheet, included in Exhibit 3.05, Radar did not have any debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due (including, without limitation, any liability associated with taxes, litigation, product liability, employee benefits, environmental matters, legal compliance and relationships with affiliates), that is not reflected in such balance sheet.

         3.08 Tax Returns. Within the times and in the manner prescribed by law, Radar has filed all federal, state or local tax returns required by law, has paid all taxes, assessments and penalties due and payable and has made adequate provision on its most recent balance sheet for any unpaid taxes. There are no present disputes as to taxes of any nature payable by Radar.

         3.09 Investigation of Financial Condition. Without in any manner reducing or otherwise mitigating the representations contained herein, Vianet shall have the opportunity to meet with Radar's accountants and attorneys to discuss the financial condition of Radar. Radar shall make available to Vianet and its attorneys, accountants or other representatives, all books and records of Radar.

         3.10 Patents, Trade Names and Rights. Radar does not use any patents, trade marks, service marks, trade names or copyrights in its business.

         3.11 Compliance with Laws. To the best of Radar's knowledge and belief Radar has complied with, and is not in violation of, applicable federal, state or local statutes, laws and regulations affecting its properties, securities or the operation of its business.

         3.12 Litigation. Except as disclosed in Radar's periodic filings with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), Radar is not a party to, nor is there pending or threatened, any suit, action, arbitration or legal, administrative or other proceedings, or governmental investigation concerning its business, assets or financial condition. Radar is not in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court or agency, nor is it engaged in, nor does it anticipate it will be necessary to engage in any lawsuits to recover money or real or personal property.

         3.13 Authority. The Board of Directors of Radar has authorized the execution of this Agreement and the transactions contemplated herein, and Radar has full power and authority to execute, deliver and perform this Agreement.

         3.14 Ability to Carry Out Obligations. The execution and delivery of this Agreement by Radar and the performance of its obligations hereunder will not cause, constitute, conflict with or result in (a) any breach of the provisions of any license, indenture, mortgage, instrument, Certificate of Incorporation, By-law or other agreement or instrument to which it is a party or by which it may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation, or (c) an event that would result in a creation or imposition of any lien, charge or encumbrance on any asset.

         3.15 Full Disclosure. None of the representations and warranties made by Radar herein, or in any exhibit, certificate or memorandum furnished or to be furnished by it or on its behalf, contains or will contain any untrue statement of a material fact, or omits any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statement made herein or therein not misleading. Radar has disclosed to Vianet all material information relating to its business or the transactions contemplated by this Agreement.

         3.16 Assets. Radar has good and marketable title to all of its property free and clear of any and all liens, claims and encumbrances, except as may be indicated in Exhibit 3.05.

         3.17 Contracts. Radar is not a party to any contract, agreement or commitment whatsoever except for the contract with National Stock Transfer, Inc. included as Exhibit 3.17 to this agreement.


         3.18 Validity of Radar Shares. The Radar Common Stock to be issued pursuant to this Agreement will be duly authorized, validly issued, fully paid and nonassessable under Nevada law, and shall not be subject to any lien, encumbrance, or preemptive or other similar right, by contract or at law.

         3.19 Noncontravention. Subject to compliance with the applicable requirements of federal and state securities laws and the filing of the Certificate of Merger as required by the Delaware General Corporation Law and the Nevada General Corporation Law, neither the execution and delivery of this Agreement by Radar, nor the consummation by Radar of the transaction contemplated hereby, will (a) conflict with or violate any provision of its Certificate of Incorporation or By-laws, (b) require on the part of Radar any filing with, or any permit, authorization, consent or approval of, any court, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority or agency (a "Governmental Entity"), (c) conflict with, result in a breach of, constitute (with or without due notice or lapse or time or both) a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument or indebtedness, Security Interest or other arrangement to which Radar is a party or by which Radar is bound or to which any of their assets is subject, (d) result in the imposition of any Security Interest (defined below) upon any assets of Radar or (e) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Radar, or an of its properties or assets. For purposes of this Agreement, "Security Interest" means any mortgage, pledge, security interest, encumbrance, charge, or other lien (whether arising by contract or by operation of law), other than (i) mechanics, materialmen's, and similar liens, (ii) liens arising under worker's compensation, unemployment insurance, social security, retirement, and similar legislation, and (iii) liens on goods in transit incurred pursuant to documentary letters of credit, in each case arising in the ordinary course of business consistent with past custom and practice.

         3.20 1934 Act Registration Matters. Radar has not filed and, as of the date of this agreement, is not required to file, any registration statement under Section 12 of the Exchange Act.

                                   ARTICLE IV

                            ACTIONS PRIOR TO CLOSING

         4.01 Investigative Rights. Prior to the Closing Date, each party shall provide to the other parties, including the parties' counsel, accountants and other authorized representatives, full access during normal business hours (upon reasonable advance written notice) to such parties' books and records.

         4.02 Conduct of Business. Prior to the Closing Date, Radar shall conduct its business in the normal course and shall not pledge, assign or otherwise encumber any assets, without the prior written approval of Vianet. Radar shall not amend its Certificate of Incorporation or By-laws, declare dividends, redeem or sell stock or other securities, incur additional liabilities, acquire or dispose of any assets, change employment terms, enter into any contract, guarantee obligations of any third party, settle or discharge any obligation, balance sheet receivable or any other liability without the prior written consent of Vianet.

         4.03  Special Meeting, Proxy Statement.
                  (a) Radar shall comply with all applicable provisions of and rules under the Nevada General Corporation Law in connection with the obtaining of the written consent of the stockholders of Radar holding the requisite number of shares required to approve the Merger.

                                    ARTICLE V

                      CONDITIONS TO CONSUMMATION OF MERGER

         5.01 Condition to Each Party's Obligation. The respective obligations of each party to consummate the transaction are subject to the satisfaction of the following conditions:
               (a) This Agreement shall have received the requisite stockholder approval of each party; and
               (b) no action, suit or proceeding shall be pending or threatened against either party wherein an unfavorable judgment, order or decree would prevent consummation of the transactions contemplated of this Agreement or otherwise frustrate the purpose of this Agreement.

         5.02 Conditions to the Obligations of Radar. The obligation of Radar to consummate the transaction shall be subject to (a) Vianet's representation and warranties contained herein to be true in all material respects as of the Closing, (b) the receipt by Radar of appropriate closing certificates, and (c) the receipt by Radar of executed investment representation letters, substantially in the form of Exhibit A hereto, from Vianet's stockholders.

         5.03 Conditions to the Obligations of Vianet. The obligation of Vianet to consummate the transaction is subject to the satisfaction, in Vianet's sole discretion, of the following conditions:
                  (a) The representations and warranties of Radar contained herein shall be true in all respects as of the Closing;

                  (b) Radar shall have complied with all covenants contained herein, including those contained in Article IV.

                  (c) Vianet and its attorneys, accountants and other authorized representatives shall have completed their due diligence review, and the results of such review must be satisfactory to Vianet, in its sole discretion;

                  (d) Radar's  officers  and  directors  shall  have   submitted
written resignations in form and substance satisfactory to Vianet, in its sole discretion, before Closing; and

                  (e) Vianet shall have received from Radar (i) appropriate closing certificates (including a certification as to Radar's fees and expenses pursuant to Section 8.09) and (ii) a legal opinion from counsel to Radar, in form and substance acceptable to Vianet, in its sole discretion, covering, among other things, due authorization, execution and delivery of this Agreement, capitalization and outstanding securities of Radar, absence of litigation, no conflict of the merger with charter, by-laws, contracts, law or judgments, the obtaining of all requisite consents and approvals (including Board and Stockholder approvals) and effectiveness of the Merger under Nevada Law.

                                   ARTICLE VI

                                   TERMINATION

         6.01 Termination of Agreement. The parties may terminate this Agreement prior to the Effective Time (whether before or after requisite stockholder approval) as provided below:

                  (a) the parties may terminate this Agreement by mutual written consent;

                  (b) Vianet may terminate this Agreement by giving written notice to Radar in the event Radar is in breach, and Radar may terminate this Agreement by giving written notice to Vianet in the event Vianet is in breach, of any representation, warranty or covenant contained in this Agreement, and such breach is not remedied within 5 days of written notice thereof; and

                  (c) any party may terminate this Agreement by giving written notice to the other parties at any time after the respective stockholders of Vianet and Radar have voted on whether to approve this Agreement and the Merger in the event this Agreement and the Merger failed to receive the requisite stockholder approval.

         6.02 Effect of Termination. If any party terminates this Agreement pursuant to Section 6.01, all obligations of the parties hereunder shall terminate without any liability of any party to any other party (except for any liability of any party for breaches of this Agreement).

                                   ARTICLE VII

                                     CLOSING

         7.01 Closing. The closing (the "Closing") of this transaction shall be held at the offices of Radar, or such other place as shall be mutually agreed upon, on or before March 17, 1999 (the "Closing Date") and the following shall be delivered:

                  (a) Radar shall issue to Vianet's stockholders an aggregate of 2,400,000 shares of Radar Common Stock in a certificate or certificates representing such shares.
                  (b) The Vianet stockholders shall deliver the certificates representing 100% of the shares of Vianet capital stock (600,000 shares after giving effect to the conversion of all outstanding shares of Vianet's convertible preferred stock as set forth in Section 1.01(a)).

                  (c) Radar shall deliver a signed consent or minutes of its Board of Directors, approving this Agreement and authorizing the matters set forth herein;
                  (d) Vianet shall deliver a signed consent or minutes of its Board of Directors approving this Agreement and authorizing the matters set forth herein;
                  (e) Radar's existing Board of Directors will (i) elect two new directors, as named by Vianet to act as officers and directors of Radar in the capacities set forth in Exhibit 7.01 and (ii) the two current directors will resign their positions with Radar effective the Closing Date.
                  (f) Radar and Vianet shall execute appropriate articles or certificates of merger for filing in the State of Delaware and the State of Nevada.
                  (g) The closing certificates, legal opinion and resignations referred to in Section 5.03 (d) and (e).

                                  ARTICLE VIII

                                  MISCELLANEOUS

         8.01 Captions and Headings. The article and paragraph headings throughout this Agreement are for convenience and reference only and shall not be deemed to define, limit or add to the meaning of any provision of this Agreement.

         8.02 No Oral Change. This Agreement may not be changed or modified except in writing signed by the party against whom enforcement of any change or modification is sought.

         8.03 Non-Waiver. Except as otherwise expressly provided herein, no waiver of a covenant, condition or provision of this Agreement shall be deemed to have been made unless executed in writing and signed by the party against whom such waiver is charged. The failure of any party to insist in any one or more cases upon the performance of any covenant, condition or provision of this Agreement shall not be construed as a waiver or relinquishment for the future of any such covenant, condition or provision. No waiver by any party of one breach by the other shall be construed as a waiver with respect to a subsequent breach.

         8.04  Time of Essence.   Time is of the essence of this Agreement as of
each and every provision hereof.

         8.05 Entire Agreement. This Agreement (including the documents included herein) contains the entire agreement and understanding between the parties and supersedes all prior agreements and understandings.

         8.06  Choice  of  Law.   This  Agreement  and  it application, shall be
governed under the laws of the State of Nevada without regard to its conflicts of laws principles.

         8.07  Counterparts.   This  Agreement  may  be  executed in one or more
counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument.

         8.08 Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been given on the date of delivery if delivered personally or by telecopy to the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

         RADAR
         3098 So. Highland Drive, Suite 460
         Salt Lake City, Utah 84106
         Telecopy Number:    801.485.7774

         VIANET
         885 Third Avenue
         New York, New York 10019
         Telecopy Number:    212.829.5777

         8.09 Expenses. The parties will pay their own legal, accounting and other expenses incurred in connection with this Agreement; provided that it shall be a condition precedent to Vianet's obligations under this Agreement that Radar's aggregate fees and expenses in connection with its performance under this Agreement shall not exceed $10,000.

         8.10 Survival of Representations and Warranties. The representations, warranties and covenants set forth in this Agreement or in any instrument, certificate, opinion or other writing provided for in it, shall survive the Closing.

         8.11 Further Documents. The parties agree to execute any and all other documents and to take such other action or corporate proceedings as may be necessary or desirable to carry out the terms hereof.

         8.12 Press Releases and Announcements. Radar shall not issue any press release or public disclosure relating to the subject matter of this Agreement without the prior written approval of Vianet; provided, however, that Radar may make any public disclosure it believes in good faith is required by law or regulation (in which case the disclosing party shall advise the other parties and provide them with a copy of the proposed disclosure prior to making the disclosure).

         8.13 No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person other than the parties and their respective successors and permitted assigns.

         8.14 Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party.

         8.15 Specific Performance. Each of the parties acknowledges and agrees that the other party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the parties agrees that the other party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter (subject to the provisions of Section 8.16), in addition to any other remedy to which it may be entitled, at law or in equity.

         8.16 Submission to Jurisdiction. Any and all disputes and controversies of every kind and nature between the parties hereto arising out of or relating to this agreement relating to the existence, construction, validity, interpretation or meaning, performance, non-performance, enforcement, operation, breach, continuance or termination thereof shall be subject to an arbitration mutually agreeable to the parties or, in the absence of such mutual Agreement, then subject to arbitration in accordance with the rules of the American Arbitration Association. It is the intent of the parties hereto and the purpose of this provision to make the submission to arbitration of any dispute or controversy arising hereunder an express condition precedent to any legal or equitable action or proceeding of any nature whatsoever.

         8.17 Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

         8.18 Incorporation of Exhibits and Schedules. The Exhibits identified in this Agreement are incorporated herein by reference and made a part hereof.

         IN WITNESS WHEREOF, the parties have executed this Agreement as an instrument under seal as of the date first above written.



                           RADAR RESOURCES, INC.


                       By: s\Krista Nielson
                           ---------------------------
                           President



                           VIANET TECHNOLOGIES, INC.


                       By: s\Peter Leighton
                           ----------------------------
                           President

                                 EXHIBIT 2(ii)
                             ARRANGEMENT AGREEMENT


   THIS AGREEMENT made as of the 11th day of February, 1999

BETWEEN:

VIANET TECHNOLOGIES INC., a corporation incorporated under the laws of Delaware, (hereinafter referred to as "Vianet")

- and -

DEVELCON ELECTRONICS LTD., a corporation continued under the laws of Canada, (hereinafter referred to as the "Corporation")

WHEREAS:

A. Vianet and the Corporation wish to propose an arrangement involving the Corporation, the holders of common shares of the Corporation, the holders of options and warrants issued by the Corporation, the holders of convertible debentures issued by the Corporation, Vianet and a newly incorporated wholly-owned subsidiary of Vianet ("Subco"), in order to reorganize the Corporation's affairs and therefore wishes to carry out certain transactions on the basis hereinafter set forth;

B. The parties hereto intend to carry out the transactions contemplated herein pursuant to an arrangement under the CBCA;

C. In addition to the arrangement, the parties intend to enter into certain other transactions including certain loans by Vianet to the Corporation;

D. The board of directors of the Corporation has determined that it would be advisable and in the best interests of the Corporation for it to enter into this Agreement;

         NOW THEREFORE in consideration of the mutual covenants set out in this Agreement and other good and valuable consideration, the receipt and sufficiency of which is acknowledged, Vianet and the Corporation agree as follows:

1.       The Transactions

1.1      Process.  Subject to the terms and conditions of this Agreement:

         (a) as soon as reasonably practicable, the Corporation shall apply to the Court pursuant to Section 192 of the CBCA for an order approving the Arrangement and in connection with such application shall:

                  (i) in due course file, proceed with and diligently prosecute an application for an Interim Order under Section 192(4) of the CBCA providing for, among other things, the calling and holding of the Special Meeting for the purpose of the Securityholders considering and, if deemed advisable, approving the Arrangement and the calling and holding of the Debentureholders Special Meeting, or circulation of a written resolution to the Convertible Debentureholders, for the purpose of the Convertible Debenture-holders considering and, if deemed advisable, approving the Arrangement and other procedural matters; and

                  (ii) subject to obtaining the approval of the Security-holders and Convertible Debentureholders as contemplated in the Interim Order and as may be directed by the Court in the Interim Order, take the steps necessary to submit the Arrangement to the Court and apply for the Final Order;

                  and, subject to the fulfilment or waiver of the conditions set forth in Schedules C and D, shall file with the Director Articles of Arrangement and such other documents as may be required to give effect to the Arrangement;

         (b)      the Arrangement shall become effective on the Effective Date;

         (c) as soon as reasonably practicable after the execution of this Agreement, the Corporation shall call and hold the Special Meeting on or before the Meeting Date to consider and approve, inter alia, the Arrangement and Vianet shall provide commercially reasonable cooperation to the Corporation in respect of this matter;

         (d) as soon as is reasonably practicable after the execution of this Agreement, the Corporation shall call and hold a meeting of, or circulate a written resolution to, the Debentureholders on or before the Meeting Date to consider and approve, inter alia, the Arrangement and Vianet shall provide commercially reasonable cooperation in respect of this matter; and

         (e) in furtherance of completing the Arrangement, Vianet and the Corporation shall work together to prepare a management information circular in connection with the Special Meeting and Debentureholders Special Meeting (or the written resolution to be executed by the Convertible Debentureholders in respect of those matters which would otherwise be considered at the Debentureholders Special Meeting), relevant filings and applications to be made by Vianet with the SEC and the NASD and such other documents as may be necessary or desirable.

1.2 Compliance with Legislation. Vianet and the Corporation shall cause the Arrangement to be implemented in compliance with the Legislation.

2.       Conditions of Transaction

2.1 Conditions in Favour of Vianet. The obligations of Vianet to complete the Arrangement shall be subject to the fulfilment, or the waiver by Vianet, of the conditions set out in Schedule C, each of which is for the exclusive benefit of Vianet and may be waived by Vianet at any time, in whole or in part, in its sole discretion without prejudice to any other rights that it may have. The obligations of Vianet to complete the Priority Advance shall be subject to the fulfilment, or the waiver by Vianet, of the conditions precedent to the priority advance set out in Schedule B and the conditions precedent in Sections (i), (j),
(k), (l), (q), (s), (t) and (u) of Schedule C (as they relate to the Priority Advance and as of the date of the Priority Advance), each of which is for the exclusive benefit of Vianet and may be waived by Vianet at any time, in whole or in part, in its sole discretion without prejudice to any other rights that it may have.

2.2 Conditions in Favour of the Corporation. The obligations of the Corporation to complete the Arrangement shall be subject to the fulfilment, or the waiver by the Corporation, of the conditions set out in Schedule D, each of which is for the exclusive benefit of the Corporation and may be waived by the Corporation at any time, in whole or in part, in its sole discretion without prejudice to any other rights that it may have.

3.       Representations and Warranties

3.1      Representations and Warranties  of the  Corporation.   The  Corporation
represents and warrants to Vianet as to those matters set forth in Schedule E.

3.2      Representations  and  Warranties  of Vianet.   Vianet  represents   and
warrants to the Corporation as to those matters set forth in Schedule F.

4.       Implementation of the Arrangement

4.1 General. Each of Vianet and the Corporation shall, and the Corporation shall cause its Subsidiaries to and Vianet shall cause Subco to, use all reasonable efforts to satisfy each of the conditions precedent to be satisfied by it and to take, or cause to be taken, all other action and to do, or cause to be done, all other things necessary, proper or advisable to permit the completion of the Priority Advance and Arrangement in accordance with this Agreement and to cooperate with each other in connection therewith, including the following by the relevant Party:

         (a) the Corporation will in a timely and expeditious manner and as soon as practicable, but in any event not later than March 15, 1999, file, proceed with and diligently prosecute an application to the Court under Section 192(4) of CBCA for an Interim Order with respect to the Arrangement; providing for, among other things, the calling and holding of the Special Meeting for the purpose of the Securityholders considering and, if deemed advisable, approving the Arrangement and the calling and holding of the Debentureholders Special Meeting, or circulation of a written resolution to the Convertible Debenture-holders, for the purpose of the Convertible Debentureholders considering and, if deemed advisable, approving the Arrangement;

         (b) the Corporation will, in a timely and expeditious manner and as soon as practicable:

                  (i)      comply with the terms of the Interim Order;

                  (ii) file the Information Circular in all jurisdictions where the same is required to be filed and mail the same to Securityholders and holders of Convertible Debentures as ordered by the Interim Order and in accordance with applicable law, in all jurisdictions where the same is required, complying in all material respects with all applicable legal requirements on the date of mailing thereof;

                  (iii) convene the Special Meeting and Debentureholders Special Meeting (or circulate a written resolution to the Debentureholders to approve those matters which would otherwise be considered at the Debenture-holders Special Meeting) in each case as ordered by the Interim Order;

                  (iv) subject to the provisions hereof, solicit proxies to be voted at the Special Meeting and Debentureholders Special Meeting, if any, in favour of the Arrangement;

                  (v) provide notice to Vianet of the Special Meeting and the Debentureholders Special Meeting, if any, and allow Vianet's representatives to attend the Special Meeting and the Debentureholders Special Meeting, if any, unless such attendance is prohibited by the Interim Order; and

                  (vi) conduct the Special Meeting and the Debentureholders Special Meeting, if any, in accordance with the Interim Order, the by-laws of the Corporation and any instrument governing such meeting, as applicable, and as otherwise required by law;

         (c)      the   Corporation  shall  permit  Vianet   and  its counsel to
participate fully in the preparation of all material to be filed by the Corporation with the Court in connection with the Arrangement prior to the service and filing of that material; the Corporation shall also provide counsel to Vianet on a timely basis with copies of any notice of appearance and evidence served on the Corporation or its counsel in respect of the application for the Final Order or any appeal therefrom and of notice (written or oral) received by the Corporation indicating any intention to appeal the Final Order;

         (d) the Corporation will permit Vianet and its counsel to participate fully in the preparation of all documentation to be sent to Security holders and holders of Convertible Debentures in connection with the approvals being sought in respect of the Arrangement;

         (e) each of the Parties shall cooperate with each other on a timely basis in connection with the preparation of, and shall furnish to each other such information as may be reasonably necessary for inclusion in, the Information Circular and all documents and information necessary or desirable to be filed by Vianet with the SEC or NASD in connection with the Arrangement;

         (f) the Information Circular shall be prepared by the Corporation in accordance with all applicable laws and, without limiting the generality of the foregoing, will provide the Securityholders and holders of Convertible
Debentures with information in sufficient detail to permit them to form a reasoned judgment concerning the matters before them and such other disclosure as is required by applicable law provided that, with respect to the portions of the Information Circular relating solely to Vianet, the Corporation will rely entirely upon the information provided by or on behalf of Vianet expressly for the purpose of inclusion in the Information Circular, without having to make or rely upon any independent inquiries as to the accuracy or completeness thereof, and shall have no further obligation, responsibility or liability for its accuracy, completeness or correctness;

         (g) the Corporation shall prepare (in co-operation with Vianet) the Information Circular which shall include the Plan of Arrangement, a copy of this Agreement and fairness opinion and the Corporation shall use reasonable commercial efforts to mail the Information Circular to Securityholders and holders of Convertible Debentures by no later than March 25, 1999 (or such later date as may be agreed to by Vianet);

         (h) the Corporation shall, subject to there being no Alternative Proposal and the Corporation's board of directors receiving a "fairness opinion" advising that the relevant aspects of the Arrangement are fair from a financial point of view to the Securityholders, use all commercially reasonable efforts to obtain the approval of the Securityholders to the Arrangement at the Special Meeting in compliance with the Interim Order and the Legislation and the Corporation covenants that, subject to there being no Alternative Proposal and the Corporation's board of directors receiving a "fairness opinion" advising that the relevant aspects of the Arrangement are fair from a financial point of view to the Securityholders, the Information Circular shall contain a recommendation of the board of directors of the Corporation that the Securityholders approve the Arrangement;

         (i) the Corporation shall, subject to there being no Alternative Proposal and the Corporation's board of directors receiving a "fairness opinion" advising that the relevant aspects of the Arrangement are fair from a financial point of view to the holders of the Convertible Debentures, use all commercially reasonable efforts to obtain approval of the Arrangement by the holders of the required majority of the principal amount of the Convertible Debentures in accordance with the Interim Order and the Legislation and terms of the Convertible Debentures and the Corporation covenants, subject to there being no Alternative Proposal and the Corporation's board of directors receiving a fairness opinion advising that the relevant aspects of the Arrangement are fair from a financial point of view to the holders of Convertible Debentures, the Information Circular shall contain a recommendation of the board of directors of the Corporation that the holders of the Convertible Debentures approve the Arrangement;

         (j) subject to there being no Alternative Proposal and the Corporation's board of directors receiving a fairness opinion as described in Sections 4.1(h) and (i) above, the Corporation shall, in all public comments (whether oral or written) in relation to the Arrangement, be consistent with and supportive of the recommendation of the Corporation's board of directors described in Sections 4.1(h) and (i); and neither the board of directors of the Corporation nor the Corporation shall act or fail to act in any way that might reasonably be expected to discourage Securityholders or holders of Convertible Debentures from voting in favour of the Arrangement or that might encourage Securityholders or holders Convertible Debentures to vote against the Arrangement;

         (k) the Corporation shall promptly reaffirm its recommendation of the Plan of Arrangement by press release after: (i) any Acquisition Proposal (which is determined not to be an Alternative Proposal) is publicly announced or made; or (ii) Vianet has agreed to amend this Agreement to provide for substantially similar or equivalent terms to those included in any Proposed Alternative Transaction;

         (l) the Corporation shall comply with such provisions of the Ontario Securities Commission's Policy Statement No. 9.1 and the Quebec Securities Commission's Policy Q-27 as are applicable in connection with the Arrangement and the Priority Advance;

         (m) each of the Corporation and Vianet shall effect or cause to be effected all necessary or advisable registrations, filings and submissions in connection with the Arrangement and the Priority Advance and in compliance with the Legislation (including filings, if any, required by the Investment Canada Act (Canada));

         (n) each of the Parties shall obtain, prior to the Effective Date, all licences, consents, approvals, authorizations and orders of Agencies as may be necessary or desirable for the consummation of the Arrangement;

         (o) the Corporation shall, and shall cause its Subsidiaries to, provide notice regarding the Priority Advance and the Arrangement to, and obtain all necessary or desirable waivers, consents and approvals or releases regarding the Priority Advance and the Arrangement from, other parties to agreements, understandings or other documents to which it is a party or by which it is or its properties are bound or affected (including, without limitation, loan agreements, leases, pledges, guarantees and security);

         (p) the Corporation shall co-operate with Vianet in obtaining any approval, consent, waiver or order required to be obtained from any regulatory or governmental authority or private party in connection with the approval or completion of the Arrangement, including obtaining an exemption order from the Commission des valeurs mobilieres du Quebec;

         (q) the Corporation (and its Subsidiaries) and Vianet shall each use reasonable commercial efforts to satisfy (or cause the satisfaction of) the conditions precedent set forth in Schedules C and D , to the extent the same is within its control and to take, or cause to be taken, all other action and to do, or cause to be done, all other things necessary, proper or advisable under applicable laws and regulations to complete the Arrangement;

         (r) each of the Corporation (and its Subsidiaries) and Vianet will not take any action, refrain from taking any action, or permit any action to be taken or not taken, inconsistent with this Agreement or which might reasonably be expected to, directly or indirectly, interfere with or adversely affect the consummation of the Arrangement;

         (s) the Corporation will, except for proxies and other non-substantive communications with Securityholders and holders of Convertible Debentures, furnish promptly to Vianet a copy of each material notice, report, schedule or other document or communication delivered, filed or received by the Corporation in connection with the Arrangement, the Special Meeting, the Debentureholders Special Meeting or any other meeting of the Corporation's security holders or class of security holders which all such holders, as the case may be, are entitled to attend, any material filings under applicable laws and any material dealings with regulatory agencies in connection with, or in any way affecting, the transactions contemplated herein;

         (t) the Corporation will, subject to the approval of the Arrangement at the Special Meeting and Debentureholders Special Meeting (or by written resolution of the Convertible Debentureholders) in accordance with the provisions of the Interim Order, as soon as practicable, but in any event not later than April 19, 1999 file, proceed with and diligently prosecute an application for the Final Order;

         (u) the Corporation will comply with the terms of the Final Order and, subject to the receipt of the Final Order and satisfaction or waiver of the conditions set out in Schedule D, will file Articles of Arrangement and such other documents as may be required to give effect to the Arrangement with the Director in order for the Arrangement to become effective on or before April 21, 1999;

         (v) the Corporation shall use commercially reasonable efforts to obtain approval in writing for the Arrangement within five (5) days from the date hereof from shareholders who in aggregate hold not less than twenty-five
(25) million common shares of the Corporation and from the holders of Existing Options described in Schedule G, such approval to be in the form of a written agreement in form and substance satisfactory to Vianet and to which Vianet shall be a party and pursuant to which each such Person shall, among other things,
(i) agree to vote to approve the Arrangement at the Special Meeting and appoint Vianet or such Person as Vianet may designate as such Securityholder's proxy for such meeting to vote in the foregoing manner and in respect of all other matters considered at the Special Meeting or any adjournment or extension thereof and appoint Vianet or any such Person as Vianet may designate as such Securityholder's attorney-in-fact and agent for, in the name of and on behalf of the Securityholder to vote the Securityholder's Common Shares or Existing Options, as the case may be, at the Special Meeting and (ii) agree to vote to approve the Arrangement in such manner and form and by such date as may be satisfactory to The Toronto Stock Exchange in order to obtain such approvals and consents as may be necessary or desirable to obtain from The Toronto Stock Exchange in connection with the Arrangement; and

         (w) the Corporation shall use commercially reasonable efforts to obtain approval in writing for the Arrangement within five (5) days from the date hereof from holders of 75% of the principal amount of Convertible Debentures, such approval to be in the form of a written agreement in form and substance satisfactory to Vianet and to which Vianet shall be a party and pursuant to which such holders of the Convertible Debentures shall, among other things, agree to vote to approve the Arrangement at the Debentureholders Special Meeting, or in the written resolution of the holders of the Convertible Debentures to consider and approve the Arrangement and appoint Vianet or such Person as Vianet may designate as such holder of Convertible Debentures' proxy for such meeting to vote in the foregoing manner and in respect of all other matters considered at such meeting or any adjournment or extension thereof and appoint Vianet or any such Person as Vianet may designate as such holder of Convertible Debentures' attorney-in-fact and agent for, in the name of and on behalf of such holder of Convertible Debentures, to exercise such holder of the Convertible Debentures' right to vote at such meeting or in respect of such written resolution.

         (x) subject to Section 4.1(y), as soon as practicable following the Arrangement, Vianet shall file with the U.S. Securities and Exchange Commission registration statements relating to the common shares of Vianet (i) issued pursuant to the Arrangement (to the extent necessary or desirable) and
(ii) issuable upon exercise of the options and warrants issued by Vianet pursuant to the Arrangement to holders of Existing Options and Vianet shall use commercially reasonable efforts to make such registration statement effective as soon as practicable after the filing thereof unless in the reasonable opinion of Vianet, acting in good faith, it is unlikely that such a registration statement would be made effective;

         (y) provided that a registration statement has not been filed pursuant to Section 4.1(x), the first registration statement filed by Vianet with the U.S. Securities and Exchange Commission following the Arrangement (in addition to possibly relating to other securities of Vianet) shall relate to the common shares of Vianet (i) issued pursuant to the Arrangement (to the extent necessary or desirable) and (ii) issuable upon exercise of the options and warrants issued by Vianet pursuant to the Arrangement to holders of Existing Options and Vianet shall use commercially reasonable efforts to make such registration statement effective in respect of such common shares of Vianet unless in the reasonable opinion of Vianet, acting in good faith, it unlikely that such a registration statement would be made effective; and

         (z) Vianet will use commercially reasonable efforts to have its common shares authorized for quotation on The Nasdaq Small Cap Market as soon as practicable following the Arrangement.

4.2 Defence of Proceedings. Each of Vianet and the Corporation shall vigorously defend, or cause to be defended, any lawsuits or other legal proceedings brought against it or any of its affiliates challenging this Agreement or the completion of all or part of the Arrangement. None of Vianet or the Corporation shall settle or compromise any claim brought in connection with the Arrangement prior to the Effective Date by Persons that are or purport to be holders of any of its securities without prior consultation with the other.

4.3 Business in the Ordinary Course. Prior to the Effective Date, unless Vianet shall otherwise agree in writing (such agreement not to be unreasonably withheld) or as otherwise expressly contemplated or permitted by this Agreement, the Corporation shall (and shall cause each of its Subsidiaries to) conduct its and their respective businesses in the ordinary course of business consistent with past practice. Without limitation, the Corporation shall:

         (a) not, and shall cause each of its Subsidiaries to not, do or permit to occur any of the following (directly or indirectly) outside of the ordinary course of business consistent with past practice, except to the extent necessary to give effect to obligations under this Agreement or otherwise existing at the date of this Agreement:

                  (i) issue, sell, pledge, lease, dispose of, encumber or agree to issue, sell, pledge, dispose of or encumber:

                           (A) any securities, including, for greater certainty,
                  options or stock appreciation rights (other than the issuance of Common Shares upon the exercise of the Existing Options or conversion of the Convertible Debentures or the Convertible
                  Note); or

                           (B) any material assets;

                  (i) amend or propose to amend articles or by-laws of the Corporation or any of its Subsidiaries;

                  (ii) declare or make any distribution (in cash, securities or other property) in respect of any securities, other than payments required to be made in respect of the Convertible Debentures, the Convertible Note and existing credit facilities;

                  (iii)    redeem, purchase or offer to purchase any securities;

                  (iv) reorganize, amalgamate or merge with any other Person (other than as contemplated hereby);

                  (v)      reduce its stated capital;

                  (vi)     acquire   or   agree   to   acquire   (by  a  merger,
amalgamation, acquisition of stock or assets or otherwise) any Person;

                  (vii) incur, or commit to incur, otherwise than under current operating lines of credit, (i) any indebtedness for borrowed money
(except as contemplated hereunder) or (ii) any obligations for capital expenditures (other than $50,000 per month for research and development and demonstration equipment on the premises of the Corporation or its clients) without the prior written consent of Vianet, which shall not be unreasonably withheld; or

                  (viii)   enter   into   or  modify  any  contract,  agreement,
commitment or arrangement with  respect to any of the matters  set forth in this
Section 4.3(a);

         (b) not, and shall cause each of its Subsidiaries to not, except in the ordinary course of business and consistent with past practice or as contemplated herein:

                  (i) without the approval of Vianet, enter into or modify any employment, severance, collective bargaining or similar agreements or arrangements with, or grant any salary increases, severance or termination pay to, any officers or directors other than pursuant to agreements in effect on the date of this Agreement or pursuant to ongoing labour negotiations;

                  (ii) in the case of employees who are not officers or directors, take any action with respect to the grant of any bonuses, salary increases, severance or termination pay other than pursuant to agreements and policies in effect on the date of this Agreement; or

                  (iii) adopt or amend any bonus, profit sharing compensation stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, fund or arrangement for the benefit or welfare of any employee except to enable Common Shares issued or issuable thereunder to vest and be voted at the Special Meeting.

         (c) use its commercially reasonable efforts to cause the current insurance policies of it and its Subsidiaries not to be cancelled or terminated or any other coverage thereunder to lapse, unless simultaneously with such termination, cancellation or lapse, replacement policies underwritten by insurance companies of nationally recognized standing providing coverage substantially equal to or greater than the coverage under the cancelled, terminated or lapsed policies for substantially similar premiums are in full force and effect; and

         (d) use its commercially reasonable efforts, and cause each of its Subsidiaries to use its commercially reasonable efforts to preserve intact their respective business organizations and goodwill, to keep available the services of their respective officers and employees as a group and to maintain satisfactory relationships with suppliers, distributors, customers and others with whom they have business relationships.

4.4 Access to Information. The Corporation shall, and shall cause its Subsidiaries and the officers, directors, employees and agents of it and its Subsidiaries to, provide to Vianet and its officers, employees and agents complete access at all reasonable times and on reasonable notice to the respective businesses, properties, assets, officers, employees, agents, books and records (including all financial, operating, personnel, compensation, tax and other data and information) of the Corporation and its Subsidiaries as Vianet or its respective officers, employees or agents, may reasonably request.

5.       Commitment to the Transaction.

5.1      Other Proposals.

         (1) The Corporation shall not, directly or indirectly, through any officer, director, employee, representative or agent of the Company or any of its Subsidiaries, solicit or encourage (including by way of furnishing non-public information or entering into any form of agreement, arrangement or understanding) the initiation of any inquiries or proposals regarding any merger, amalgamation, arrangement, take-over bid, sale of substantial assets, sale of treasury shares or similar transactions or any financings which individually or in aggregate are in excess of Cdn.$1,000,000 involving the
Corporation or any Subsidiaries of the Corporation (any of the foregoing inquiries or proposals being referred to herein as an "Acquisition Proposal"). Subject to compliance with Section 5.2, nothing contained in this Section 5.1 or other provision of this Agreement shall prevent the board of directors of the Corporation from responding to, considering, negotiating, approving and recommending to the shareholders of the Corporation an unsolicited bona fide written Acquisition Proposal for which adequate financial arrangements have been made, which the board of directors of the Corporation determines in good faith (after consultation with its financial advisors, and after receiving a written opinion of outside counsel, or advice of outside counsel that is reflected in the minutes of the board of directors of the Corporation, to the effect that the board of directors is required to do so in order to discharge properly its fiduciary duties) would, if consummated in accordance with its terms, result in a transaction more favourable to the shareholders of the Corporation than the Arrangement (any such Acquisition Proposal being referred to herein as an "Alternative Proposal").

         (2) The Corporation shall immediately cease and cause to be terminated any existing discussions or negotiations with any parties (other than Vianet) with respect to any actual or potential Acquisition Proposal. The Corporation agrees not to release any third party from any confidentiality or standstill agreement to which the Corporation and such third party is a party.

         (3) The Corporation shall notify Vianet of any existing Acquisition Proposals and shall within one business day thereafter, notify Vianet of any future Acquisition Proposal or any request for non-public information relating to the Corporation or any of its Subsidiaries in connection with an Acquisition Proposal or for access to the properties, books or records of the Corporation or any Subsidiary by any Person that, to the knowledge of the Corporation, informs any member of the board of directors of the Corporation or its Subsidiaries that it is considering making, or has made, an Acquisition Proposal. Such notice to Vianet shall be made, from time to time, orally and in writing and shall indicate such details of the proposal, inquiry or contact known to such Person as Vianet may reasonably request including the identity of the Person making such proposal, inquiry or contact.

         (4) If the board of directors of the Corporation receives an unsolicited request for material non-public information from a party who proposes to the Corporation a bona fide Acquisition Proposal and the board of directors of the Corporation determines that such proposal is an Alternative
Proposal pursuant to Section 5.1, then, and only in such case, the Corporation may, subject to the execution of a confidentiality agreement, provide such party with access to information regarding the Corporation.

         (5) The Corporation shall ensure that the officers, directors and employees of the Corporation and its Subsidiaries and any investment bankers or other advisors or representatives retained by the Corporation are aware of the provisions of this Section, and the Corporation shall be responsible for any breach of this Section 5.1 by such bankers, advisors or representatives.

5.2      Right of First Refusal.  The Corporation  covenants  that  neither  the board of directors of it or its Subsidiaries will approve or recommend to its shareholder(s), and neither it nor any of its Subsidiaries will enter into any agreement regarding, an Alternative Proposal (the "Proposed Alternative
Transaction") without providing Vianet with an opportunity to amend this Agreement to provide for substantially similar or equivalent terms to those included in the Proposed Alternative Transaction. In particular, the Corporation covenants to provide Vianet with a copy of any Proposed Alternative Transaction as executed by the party making the proposal, at least 5 days prior to its proposed execution by the Corporation or any of its Subsidiaries. In the event Vianet agrees to amend this Agreement as provided above, the Corporation covenants to not enter into the Proposed Alternative Transaction.

6.       Expenses

6.1      Reimbursement Expenses.  If:

         (a) the board of directors of the Corporation or any of its Subsidiaries approves or recommends to its Shareholder(s), or the Corporation or any of its Subsidiaries enters into, a Proposed Alternative Transaction prior to the Closing Date; or

         (b) the Corporation consummates any transactions relating to an Acquisition Proposal prior to the sixth month anniversary of the date first written above;

then, unless this Agreement is terminated pursuant to Section 7.1(a), the Corporation shall pay or cause to be paid to Vianet (or as it may direct) on the day the circumstances in clause (a) occur (if the circumstances in clause (a) occur) or on or prior to the consummation of any transactions relating to an Acquisition Proposal (if the circumstances in clause (b) occur), a fee equal to Cdn.$1,000,000 by bank draft in full and final satisfaction of a genuine pre-estimate of Vianet's opportunity cost and all direct and indirect costs and expenses paid or accrued by Vianet in connection with, relating to or arising from the proposed Arrangement and all prior matters culminating in entering into this Agreement and all ancillary matters including, all costs, fees and expenses incurred in connection with financing arrangements pertaining to the Arrangement and for its investment advisors and counsel. The Corporation agrees that the fee is a genuine pre-estimate of the foregoing costs and expenses and not a penalty. The Corporation shall not be liable to Vianet for any other direct or indirect costs or expenses paid or accrued by Vianet in connection with the Arrangement. This Section 6.1 is in addition and not in substitution of any other rights and remedies which may be available to Vianet.

7.       Termination of Agreement

7.1      Termination by Vianet.   This Agreement  may be terminated by Vianet at
any time before the Effective Date:

         (a)      with the written agreement of the Corporation;

         (b)      if the Arrangement has not been completed by the Closing Date;

         (c) if it becomes apparent that, one or more of the conditions for the benefit of Vianet in Schedule C cannot be satisfied and will not be waived by Vianet prior to the Closing Date; or

         (d) the board of directors or shareholders of the Corporation votes in favour of an Alternative Proposal prior to the Closing Date or any senior officer of the Corporation expresses its support for an Alternative Proposal prior to the Closing Date.

7.2 Termination by Corporation. This Agreement may be terminated by the Corporation at any time before the Effective Date:

         (a)      with the written agreement of Vianet;

         (b)      if  the  Arrangement  have not been  completed by  the Closing
Date;

         (c) if it becomes apparent that one or more of the conditions for the benefit of the Corporation in Schedule D cannot be satisfied and will not be waived by the Corporation prior to the Closing Date; or

         (d)      the Corporation  makes a payment to Vianet pursuant to Section
6.1 and repays all amounts owing by the Corporation to Vianet at the time of termination (including, the indebtedness of the Corporation to Jeremy Posner which was assigned by Jeremy Posner to Vianet, which indebtednes is evidenced by a Promissory Note issued by the Corporation to Jeremy Posner in the principal amount of US$530,000 and dated December 12, 1997); or

         (e) Vianet does not make the Priority Advance and all of the conditions precedent in Section 9 of Schedule B and Sections (i), (j), (k), (l),
(q), (s), (t) and (u) of Schedule C (as they relate to the Priority Advance and as of the date of the Priority Advance) have been satisfied.

7.3 Notice of Termination. If any Party proposes to terminate this Agreement pursuant to Sections 7.1(c), in the case of Vianet, or 7.2(c), in the case of the Corporation, it shall provide five days prior notice to the other Party of its intention to do so, so as to permit that Party the opportunity to provide reasonable satisfaction to such Party that the specified condition precedent can be satisfied.

7.4 Obligations upon Termination. In the event of the termination of this Agreement hereunder, this Agreement, except for Section 8 and the payment obligations in Section 6, shall become void and of no further force and effect and there shall be no liability on the part of any Party hereto or their respective officers and directors, except to the extent that any such Party is in default of any of its obligations hereunder.

8.       Confidentiality and Public Disclosure

8.1 Confidential Information. Except as required by this Agreement or the Legislation, this Agreement shall be kept strictly confidential and none of Vianet or the Corporation shall make any public announcement or statement with respect to this Agreement or the Arrangement without the approval of each other Party, which approval:

         (a)      shall not be unreasonably withheld;

         (b)      may be oral; and

         (c)      may be given on behalf of a Party by its counsel.

The Parties shall consult with the other as to the timing and wording of press releases or other disclosure required by the Legislation relating to the Arrangement. Notwithstanding the foregoing, the Parties shall be entitled to describe this Agreement and provide copies thereof to Agencies, their respective boards of directors, entities whose approvals are required in connection with the matters contemplated hereby and to those employees, bankers and professional advisors that need to know details about this Agreement in order for the Parties to perform their covenants or satisfy the conditions set out in this Agreement.

8.2 Idem. Each of the Parties shall (and shall cause each of its Representatives (as defined below) to) hold in strictest confidence and not use in any manner, other than as expressly contemplated by this Agreement, any Confidential Information (as defined below).

         For the purposes of this Section 8.2:

         (a) "Confidential Information" at any time means any and all confidential information disclosed by one Party or its Representatives to the other in connection herewith but not including any information that has become generally available to the public other than as a result of a disclosure by the recipient or any of its Representatives in contravention hereof.

         (b)      "Representatives"   means in  respect of each of the  Parties,
its affiliates and their respective directors, officers, employees, agents and other representatives and advisers.

9.       General Provisions

9.1 Assignment by Vianet. This Agreement shall enure to the benefit of and be binding on the Parties and their respective successors and assigns. The Corporation acknowledges and agrees that (a) prior to the Arrangement becoming effective, Vianet may amalgamate, merge or enter into a business combination or arrangement with another corporation (the "Pre-arrangement Transaction"), which corporation is "public corporation" in the United States of America or Canada and (b) such other corporation may be a successor to Vianet and its rights and obligations and representations and warranties hereunder or such other corporation may assume Vianet's obligations and representations and warranties hereunder and be the assignee of Vianet's rights and benefits hereunder. In the event a Pre-arrangement Transaction is effected and such other corporation is not a successor to Vianet by operation of law as a result of the Pre-arrangement Transaction, all references herein to Vianet shall be read as references to such other corporation and Vianet shall have no rights or obligations or representations and warranties hereunder whatsoever upon the Pre-arrangement Transaction being effected; provided Vianet has provided written notice to the Corporation regarding such substitution of such other corporation for Vianet. Vianet may also assign its rights and obligations and representations and warranties under this Agreement to one or more affiliates. This Agreement shall not otherwise be assignable by any Party.

9.2 Binding Effect. This Agreement shall be binding upon and shall enure to the benefit of and be enforceable by the Parties and their respective successors and permitted assigns.

9.3 Expenses. Except as otherwise expressly provided in this Agreement, each Party to this Agreement shall pay its own expenses incurred in connection with this Agreement and the completion of the transactions contemplated hereby. For greater certainty, the Corporation may be obligated to pay the fees and expenses of an independent financial advisor in connection herewith and the Independent Legal Advisor in connection with the Arrangement, which fees and expenses are not expected to exceed $50,000 in the aggregate.

9.4 Time. Time shall be of the essence of this Agreement in each and every matter or thing herein provided.

9.5 Non-Merger. Except where otherwise indicated, the covenants contained in this Agreement shall survive its execution and delivery and the closing of the transactions contemplated herein and the representations and warranties contained herein shall survive for a period of three years from the date hereof except for the representations and warranties which relate to incorporation of a Person, due authorization of this Agreement, the enforceability of obligations under this Agreement, title matters or intellectual property matters, which will survive indefinitely. No investigation by or on behalf of any Party shall mitigate, diminish or affect the representations and warranties made by any other Party.

9.6      Notices.

         (1)      Each Party shall give prompt notice to the other of:

                           (a) the occurrence or failure to occur of any event, which occurrence or failure causes, or could reasonably be expected to cause any representation or warranty on its part contained in this Agreement to be untrue or inaccurate in any respect at any time from the date of this Agreement to the Effective Date; and

                           (b) any failure of such party, or any officer, director, employee or agent thereof to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement.

         (2) Vianet agrees that any notice given by it to Securityholders or holders of Convertible Debentures pursuant to or in connection with the Arrangement shall concurrently be provided to the Corporation and its counsel.

         (3) Any notice or other communication required or permitted to be given hereunder shall be sufficiently given if delivered in person or if sent by facsimile transmission (provided such transmission is confirmed):

                           (a)  in the case of Vianet, to the following address:

                  Vianet Technologies Inc.
                  3rd Floor
                  83 Mercer Street
                  New York, NY 10012-4437

                  Facsimile No.:  (212) 966-1735
                  Attention:      Messrs. Peter Leighton and Jeremy Posner

                  with a copy to

                  Chaiton & Chaiton
                  185 Sheppard Avenue West
                  Toronto, Ontario
                  M2N 1M9

                  Facsimile No.:  (416) 218-1838
                  Attention:      Harvey Tanzer

                           (b) in the case of the Corporation, to the following address:

                  Develcon Electronics Ltd.
                  18 Dyas Road
                  Toronto, Ontario
                  M3B 1V5

                  Facsimile No.:  (416) 385-1592
                  Attention:      Geoffrey H. Bennett

                  with a copy to

                  Lawson Lundell Lawson & McIntosh
                  1600-925 West Georgia Street
                  Vancouver, British Columbia
                  V6C 3L2

                  Facsimile No.:  (604) 669-1620
                  Attention:      Jerrold W. Schramm

or at such other address as the Party to which such notice or other communication is to be given has last notified the party giving the same in the manner provided in this Section, and if so given the same shall be deemed to have been received on the date of such delivery or sending.

9.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein (excluding any conflict of laws, rule or principle which might refer such construction to the laws of another jurisdiction). Each party hereto irrevocably submits to the non-exclusive jurisdiction of the courts of Ontario with respect to any matter arising hereunder or related hereto.

9.8 Injunctive Relief. The Parties hereto agree that the remedy at law for any breach of the provisions of this Agreement will be inadequate and that the Party that is not in breach, on any application to a court, shall be entitled to temporary and permanent relief, specific performance and any other equitable relief against the other Party.

9.9      Currency.   Except as  expressly indicated otherwise, all sums of money referred to in this Agreement are expressed and shall be payable in Canadian dollars. All payments shall be in immediately available funds.

9.10     Definitions.   For the purposes of this Agreement,  those terms defined
in Schedule A shall have the meanings attributed to them in that Schedule.

9.11 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such prohibition or unenforceability and shall be severed from the balance of this Agreement, all without affecting the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

9.12 Entire Agreement. The Schedules hereto form an integral part of this Agreement. This Agreement constitutes the entire obligation of the Parties with respect to the subject matter hereof and shall supersede any prior expression of interest or understandings with respect to the subject matter hereof and shall supersede any prior expression of interest or understandings with respect to the transactions contemplated hereby. For greater certainty, none of the Parties makes any representation or warranty, express or implied, except as set forth herein. This Agreement may be amended only by an instrument in writing signed by the Parties.

9.13 Further Assurances. Each of the Parties shall do, and Vianet shall cause Subco to do and the Corporation shall cause its Subsidiaries to do, all acts and things (including, executing appropriate documents) reasonably necessary to give full effect to the transactions contemplated in this Agreement.

9.14     Counterparts.   This  Agreement  may  be  signed   in   any  number  of
counterparts.

                  IN WITNESS WHEREOF the Parties have executed this Agreement as of the date first written above.

                                     VIANET TECHNOLOGIES INC.


                                     By: s/Jeremy Posner
                                        -----------------------



                                     DEVELCON ELECTRONICS LTD.


                                     By: s/Geoffrey Bennett
                                        -----------------------